Exhibit 99.3

PREDICTIVE ONCOLOGY INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2021

(Unaudited)

	Predictive Oncology	zPREDICTA	Pro Forma Adjustments	Note Ref	Pro Forma

ASSETS
Current Assets:
Cash and Cash Equivalents	$41,771,515	$440,161	(10,015,941)	a	$32,195,735
Accounts Receivable	275,860	76,189	-		351,382
Inventories	397,976	-	-		397,188
Prepaid Expense and Other Assets	595,224	31,267	-		626,491
Total Current Assets	43,039,908	547,617	(10,015,941)		33,571,584

Fixed Assets, net	3,810,240	-	-		3,810,640
Intangibles, net	3,199,047	-	6,300,000	b	9,499,047
Lease Right-of-Use Assets	961,419	-	-		961,419
Other Long-Term Assets	179,096	-	-		179,096
Goodwill	-	-	3,711,471	c	3,711,471
Total Assets	$51,190,110	$547,617	$(4,470)		$51,733,257

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$1,029,545	$2,877	$-		$1,032,422
Accrued Expenses and other liabilities	940,892	18,106	1,286,628	d	2,245,626
SAFE Liabilities	-	712,228	(712,228)	e	-
Derivative Liability	225,498	-	-		225,498
Deferred Revenue	152,546	130,833	-		283,379
Lease Liability – Net of Long-Term Portion	637,352	-	-		637,352
Total Current Liabilities	2,985,833	864,044	574,400		4,424,277

Other Long-Term Liabilities	30,898	-	-		30,898
Lease Liability, long-term portion	388,473	-	-		412,272
Total Liabilities	3,405,204	864,044	547,400		4,843,648
Stockholders’ Equity:
Series B Convertible Preferred Stock	792	-	-		792
Common Stock	654,575	707	(707)	f	654,574
Additional Paid-in Capital	167,413,309	80,623	(80,623)	g	167,413,309
Accumulated Deficit	(120,283,770)	(397,757)	(497,540)	h,i	(121,179,067)
Total Stockholders' Equity	47,784,906	(316,427)	(578,870)		46,889,609

Total Liabilities and Stockholders' Equity	$51,190,110	$547,617	$(4,470)		$51,733,257

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

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PREDICTIVE ONCOLOGY INC.

PRO FORMA CONDENSED COMBINED STATEMENTS OF NET LOSS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

(Unaudited)

	Predictive Oncology	zPREDICTA		Pro Forma Adjustments		Ref Note	Pro Forma
Revenue	$944,187		$878,939		$-		$1,823,126
Cost of goods sold	350,800		-		-		350,800
Gross profit	593,387		878,939		-		1,472,326

General and administrative expense	7,410,208		155,757		452,500	j	8,018,465
Operations expense	1,791,543		352,092		112,370	k	2,256,005
Sales and marketing expense	447,298		2,971		-		450,269
Loss on goodwill impairment	2,813,792		-		-		2,813,792
Total operating loss	(11,869,454)		368,119		(564,870)		(12,066,205)
Other income	144,122		30,322		-		174,444
Other expense	(244,214)		-		-		(244,214)
Gain on derivative instruments	68,884		(163,234)		163,234	l	68,884
Gain on notes receivables associated with asset purchase	-		-		-		-
Net loss attributable to common shareholders	$(11,900,662)		$235,207		$(401,636)		$(12,067,091)
Loss per common share basic and diluted	$(0.23)	$		$			$(0.24)
Weighted average shared used in computation - basic	51,272,960		N/A		N/A		51,272,960

PREDICTIVE ONCOLOGY INC.

PRO FORMA CONDENSED COMBINED STATEMENTS OF NET LOSS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2020

(Unaudited)

	Predictive Oncology	zPREDICTA		Pro Forma Adjustments		Ref Note	Pro Forma
Revenue	$1,252,272		$563,288		$-		$1,815,560
Cost of goods sold	447,192		-		-		447,192
Gross profit	805,080		563,288		-		1,368,368

General and administrative expense	10,351,973		185,537		603,333	m	11,140,843
Operations expense	2,351,709		331,316		150,216	n	2,833,241
Sales and marketing expense	584,937		14,159		-		599,096
Loss on goodwill impairment	12,876,498		-		-		12,876,498
Total operating loss	(25,360,037)		32,276		(753,549)		(26,081,310)
Other income	843,440		60		-		843,500
Other expense	(2,427,026)		-		-		(2,427,026)
Loss on early extinguishment of debt	(1,996,681)		-		-		(1,996,681)
Gain (loss) on derivative instruments	1,765,907		(2,662)		68,884	o	1,765,907
Gain on notes receivables associated with asset purchase	1,290,000		-		-		1,290,000
Net loss	$(25,884,397)		$29,674		$(750,887)		$(26,605,610)
Deemed dividend	554,287		-		-		554,287
Net loss attributable to common shareholders	$(26,438,684)		$29,674		$(750,887)		$(27,159,897)
Loss per common share basic and diluted	$(2.21)	$	N/A	$	N/A		$(2.27)
Weighted average shared used in computation - basic	11,950,154		N/A		N/A		11,950,154

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

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NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 - Description of the Transaction

On November 24, 2021, Predictive Oncology Inc. (the “Company” or “Predictive”) entered into an Agreement and Plan of Merger (the “Agreement”) among the Company, a wholly owned subsidiary of the Company (the “Merger Sub”), zPREDICTA, Inc. (“zPREDICTA”), and a representative for certain parties who held interests in zPREDICTA. Also on November 24, 2021, the Company acquired zPREDICTA through the merger of Merger Sub with and into zPREDICTA, with zPREDICTA surviving as a wholly-owned subsidiary of the Company.

As consideration for the transaction, the stockholders and certain holders of interests in zPREDICTA as of immediately prior to the transaction collectively received consideration of approximately $10.0 million in cash, subject to adjustment for working capital. The Agreement contains customary and negotiated representations, warranties, and indemnity provisions. On the closing date, Julia Kirshner, the CEO of zPREDICTA, executed an employment agreement with the Company and became the President of the Company’s zPREDICTA division.

zPREDICTA, which is now a division of the Company, was founded in 2014 and develops tumor-specific in vitro models for oncology drug discovery and research. zPREDICTA’s mission is to accelerate the drug development process for its clients and partners by leveraging its team’s expertise in carcinogenesis, metastasis and the tumor microenvironment. zPREDICTA develops complex in vitro models that recapitulate the physiological environment of human tissue and thus provide a more clinically relevant testing platform than commonly-used alternatives.

Note 2 - Basis of Pro Forma presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with GAAP and pursuant to the rules and regulations of SEC Regulation S-X and present the pro forma financial position and results of operations of the combined companies based upon the historical data of Predictive and zPREDICTA. For the purposes of the unaudited pro forma combined financial information, the accounting policies of the Company and zPREDICTA are aligned with no significant differences.

Note 3 - Preliminary Purchase Price Allocations

Fair value of the consideration	$10,015,941	(2)

Assets acquired:
Cash & cash equivalents	440,161
Accounts receivable	76,189
Prepaid expenses	31,267
Intangible assets	6,300,000

Liabilities assumed:
Accrued expenses	(412,314)
Deferred revenue	(130,833)

Goodwill	$3,711,471	(1)

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The purchase price allocation has been derived from estimates. The Company’s judgements used to determine the estimated fair value assigned to each class of assets acquired and liabilities assumed can materially affect the results of operations of the Combined Company. The total purchase price has been allocation on a preliminary basis to identifiable assets acquired and liabilities assumed based upon preliminary valuation studies and procedures performed to date. The estimated fair value and useful life for the intangible assets are (a) tradename $180,000 b) developed technology $4,880,000 and c) customer relationships $1,240,000 with useful lives of 6 years, 15 years and 5 years, respectively all using a straight-line method. As of the date of this filing, the valuation studies and procedures required to determine the fair value of the assets acquired, liabilities assumed, and the related allocations of purchase price are not complete. The final determination of the fair value of identifiable tangible and intangible assets acquired, and liabilities assumed may differ from the amounts reflected in the preliminary pro forma purchase price allocation and any differences could be material. Furthermore, the carrying values and, accordingly, fair values of zPREDICTA’s working capital accounts may differ as of the transaction date, as compared to the amounts reported as of September 30, 2021. The Company will finalize the purchase price allocation as soon as practicable within the measurement period, but in no event later than one year following the transaction date.

(1) To reflect the goodwill recognized as a result of the transaction.

(2) The fair value of the consideration transferred in the transaction has two components totaling $10,015,941:

(i)	Upon the transaction, all outstanding shares of zPREDICTA stock was purchased for cash.

(iii)	The Company repaid SAFE and KISS liabilities owed by zPREDICTA for cash of $630,456.

Note 4 – Adjustments to Unaudited ProForma Condensed Combined Balance Sheet and Condensed Combined Statements of Net Loss

a.	Adjustment records the cash purchase consideration paid to consummate the transaction including $1 million escrow funded.
b.	Adjustment to recognize the fair value of intangible assets acquired in the transaction at their fair values. Such intangibles are inclusive of trademark, customer relationships, and developed technology.
c.	Adjustment recorded to reflect the preliminary amount of goodwill resulting from the excess of purchase consideration paid over the fair value of the net assets acquired, as if the transaction occurred as of September 30, 2021. Refer to Note 3 for details regarding the allocation of purchase consideration and the calculation of Goodwill resulting from the transaction. The amount of Goodwill ultimately recognized in purchase price accounting as of November 24, 2021 transaction closing date will differ from amounts shown in the unaudited pro forma combined financial statements due to changes to certain of zPREDICTA’s reported current asset and liability balances subsequent to the date of the unaudited pro forma combined balance sheet.
d.	Adjustment to record liabilities for zPREDICTA’s transaction costs and other liabilities that were not incurred by zPREDICTA prior to September 30, 2021. These costs were not settled as of the transaction closing date. Also reflects the reclassification of a certain SAFE liability that was not settled as a part of the transaction.
e.	Adjustment represents the elimination of the liability related to SAFE and KISS notes for cash as a part of the transaction.
f.	Adjustment represents the removal of zPREDICTA’s historical share capital in connection with purchase accounting.
g.	Adjustment represents the removal of zPREDICTA’s historical additional paid in capital in connection with purchase accounting.
h.	Adjustments to give effect to the removal of zPREDICTA’s accumulated deficit of $397,757
i.	Adjustments to give effect to additional transaction costs incurred by Predictive of $895,297.
j.	Adjustment to give effect to the amortization of intangibles acquired in the transaction for the nine months ended September 30, 2021.
k.	Adjustment to give effect to the employment contract entered into for Julia Kirshner as a part of the transaction for the nine months ended September 30, 2021.
l.	Adjustment to eliminate the fair value adjustment of the SAFE Liabilities for the nine months ended September 30, 2021.
m.	Adjustment to give effect to the amortization of intangibles acquired in the transaction for the twelve months ended December 31, 2021.
n.	Adjustment to give effect to the employment contract entered into for Julia Kirshner as a part of the transaction for the twelve months ended December 31, 2021.
o.	Adjustment to eliminate the fair value adjustment of the SAFE Liabilities for the twelve months ended December 31, 2021.

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